As filed with the Securities and Exchange Commission on June 19, 2001
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ACCUMAGE DIAGNOSTICS CORP


       Nevada                                             33-0713615
(State of Incorporation)                 (I.R.S. Employer Identification Number)

           400 Grandview Drive, South San Francisco, California 94080

                                Stock Option Plan

                               Leon Kaufman, Ph.D.
           400 Grandview Drive, South San Francisco, California 94080

                                 (650) 875-0192

                                   Copies to:
                              Roger S. Mertz, Esq.
                   Allen, Matkins, Leck, Gamble & Mallory LLP
                           333 Bush Street, Suite 1700
                         San Francisco, California 94104
                            Telephone: (415) 837-1515
                            Facsimile: (415) 837-1516



                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                                Proposed Maximum
                Title of Securities                        Amount          Proposed Maximum         Aggregate          Amount of
                  To Be Registered                          To Be         Offering Price Per   Offering Price (2)   Registration Fee
                                                        Registered(1)            Unit
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value  .................     2,100,000 shares             $0.57             $1,197,000.00
----------------------------------------------------- ------------------- --------------------- -------------------- ---------------
Total                                                 2,100,000  shares            $0.57             $1,197,000.00        $299.25
===================================================== =================== ===================== ==================== ===============


(1) This Registration Statement also covers an indeterminate number of shares of common stock of the Registrant which may be issuable by reason of stock dividends, stock splits or similar transactions, in accordance with Rule 416.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h)(1), based on the closing price of Registrant's Common Stock reported on the over-the-counter market on June 13, 2001.

                                EXPLANATORY NOTE

AccuImage Diagnostics Corp. ("AccuImage" or the "Company" or "Registrant") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register shares of the Company's common stock, $.001 par value per share, issuable pursuant to the Stock Option Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

AccuImage will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Securities and Exchange Commission (the "Commission") Rule 428(b)(1) under the 1933 Act. AccuImage is not required to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the 1933 Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information Incorporated by Reference
-------  -------------------------------------

We incorporate by reference the documents listed below and previously filed with the Securities and Exchange Commission:

     (a)  The Registrant's latest Annual Report on Form 10-KSB.

     (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced Annual Report.

     (c) In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
-------  -------------------------

Not applicable.

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

Not applicable.

Item 6.  Indemnification of Officers and Directors
-------  -----------------------------------------

The Company is a Nevada corporation. Pursuant to Sections 78.751 and 78.7502 of the Nevada Revised Statutes (the "NRS"), and the Company's Amended and Restated Articles of Incorporation ("Articles"), the Company has committed itself to indemnify its present and former directors and officers to the fullest extent permitted or required by Nevada law, which excludes personal liability on the part of its directors to the Company for monetary damages based on any violation of their fiduciary duties as directors, provided the director acted in good faith, reasonably believed the conduct was in the best interests of the corporation and had no reason to believe the conduct was unlawful. In addition to authorizing indemnification, the NRS mandates indemnification against reasonable expenses incurred if the director is successful, on the merits or otherwise and/or if a court determines that the director is entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the "SEC"), such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, ("Securities Act") and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company's board of directors may authorize, by a vote of a majority of a quorum of the Company's board of directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Company would have the power to indemnify him/her against such liability under the provisions of the Company's bylaws. The Company's board of directors may authorize the Company to enter into a contract with any person who was or is a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise providing for indemnification rights equivalent to those provided for in the Company's bylaws.

Item 7.  Exemption from Registration Claimed
-------  -----------------------------------

Not applicable.

Item 8.  Exhibits
-------  --------

Exhibits                          Description
--------------------------------------------------------------------

   4.1 Stock Option Plan (incorporated by reference to Exhibit 1 to the Company's Definitive Proxy Statement on Schedule 14A, June 29, 2000)

   5.1            Opinion of Allen Matkins Leck Gamble & Mallory LLP

   23.1           Consent of Pohl, McNabola, Berg & Company, LLP

   23.2 Consent of Allen Matkins Leck Gamble & Mallory LLP (included in Exhibit 5.1)

   24.1 Power of Attorney (Incorporated by reference in the signature page to the Registration Statement)

_____________________


Item 9.  Undertakings
-------  ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Amended and Restated Certificate of Incorporation and Bylaws, and the Texas Business Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California, on June 13, 2001.

                                       ACCUMAGE DIAGNOSTICS CORP



                                       By: /s/  Leon Kaufman
                                         ------------------------------------
                                        Name:    Leon Kaufman, Ph.D.
                                        Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leon Kaufman his attorney-in-fact, each with the power of substitution, for him in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Capacity                             Date
---------                          --------                             ----

/s/ Douglas P. Boyd            Director and Chairman              June 18, 2001
-------------------------           of the Board
Douglas P. Boyd, Ph.D.


/s/ Leon Kaufman               Chief Executive Officer            June 13, 2001
-------------------------           and Director
Leon Kaufman, Ph.D.


/s/ Alexander R. Margulis      Director                           June 18, 2001
--------------------------
Alexander R. Margulis, M.D.


/s/ Chris Shepherd             Director                           June 14, 2001
-------------------------
Chris Shepherd


/s/ John Klock                 Director                           June 15, 2001
-------------------------
John Klock, M.D.

                                INDEX TO EXHIBITS

Exhibit
Number                                       Description
------                                       -----------

  4.1 Stock Option Plan (incorporated by reference Exhibit1 to the Company's Definitive Proxy Statement on Schedule 14A, June 29, 2000)

  5.1     Opinion of Allen Matkins Leck Gamble & Mallory LLP

  23.1    Consent of Pohl, McNabola, Berg & Company, LLP

  23.2    Consent of Allen Matkins Leck Gamble & Mallory LLP (included in
          Exhibit 5.1)

  24.1    Power of Attorney (Incorporated by reference in the signature page to the Registration Statement)